ASSET PURCHASE AGREEMENT
                        _______________________________

         THIS AGREEMENT (the "Agreement") made and entered on the date indicated below as the execution date by the last of the parties hereto to execute same, by and between Dac Technologies of America, Inc., an Arkansas corporation (referred to herein as the "Seller"), and Dac Technologies of America, Inc., a Florida corporation (referred to herein as the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Seller is the owner of all the assets, including inventory, equipment and furniture of a business currently located at 3905 W. 81st Street, Suite D, Little Rock, Arkansas 72209 (the "Premises") in the business of manufacturing (the "Business"), and

         WHEREAS, subject to the terms and conditions set forth herein, the Seller desires to sell to Purchaser, and Purchaser desires to buy from the Seller, all right, title and interest in and to certain assets of the Seller described in Section 1.1 hereof, with quiet enjoyment of the assets purchased free of adverse claims from third parties.

         NOW THEREFORE, in consideration of the promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I

               SALE AND PURCHASE OF ASSETS AND PAYMENT PROVISIONS

         1.1 Sale and Transfer of Assets. Pursuant to the terms of this Agreement, the Seller will, at the Closing, sell, assign, convey and transfer to Purchaser free and clear of all liabilities, obligations, liens, charges and encumbrances of whatsoever nature (except those expressly assumed by Purchaser pursuant to this Agreement), all of the following assets of Seller used in conducting the Business (collectively, the "Purchased Assets"):

         (a) Personal Property. All the Seller's inventory, machinery, tools, supplies, molds, and equipment used in the operation of the Business, including, but not limited to, the personal property described on Exhibit "A", affixed hereto and by this reference made a part hereof (hereinafter collectively referred to as the "Personal Property").

         (b) Accounts Receivable. All Sellers' accounts receivable, excluding any receivables from any of the shareholders, but including the accounts receivable which are listed on Exhibit "B", affixed hereto and by this reference made a part hereof (the "Receivables").

         (c) Miscellaneous Assets. All Seller's rights to certain advances to its employees, as listed in the attached Exhibit "C", as well as its benefits from certain prepaid expenses as listed in Exhibit "C" ("Miscellaneous Assets"). Purchaser acknowledges that it has and will receive an economic benefit from these assets.

         (d) All Cash, Bank Accounts and Deposits. All Seller's bank and saving accounts, all cash on hand, petty cash and deposits (the "Cash"), excluding the purchase price as set forth in Article II.

         (e) Contracts. All Seller's contracts which are listed on Exhibit "D", affixed hereto and by this reference made a part hereof (the "Contracts"). No contracts or leases, unless expressly made a part of Exhibit "D", or referenced elsewhere in this Agreement are part of this Agreement.

         (f) Business Records. All lists and records, names and addresses of all clients, and all other business records of Seller necessary and essential for the continued operation of the Business (the "Business Records"), provided, Seller may maintain its accounting records for purposes of preparing its tax returns, but agrees to deliver copies of such accounting records to Purchaser upon request. Purchaser shall maintain any such Business Records delivered to Purchaser and shall allow Seller reasonable access thereto for any reasonable business purpose, and prior to destroying or discarding any such Business Records, Purchaser shall notify Seller and either obtain its written consent, or if requested by Seller, shall return such records to Seller prior to destruction; and

         (g) Intangible Rights. All trademarks, trade names and trade secrets of Seller, if any, and logos, including all of Sellers right to the name "Dac Technologies of America, Inc." (the Intangible Rights"), to the extent it may be assigned.

              The Personal Property shall be purchased in its AS-IS condition and state of repair, and Seller disclaims any and all representations and warranties, regarding the condition or state of repair thereof, including any implied warranties or merchantability or fitness for any particular purpose. Seller makes no warranty or representation regarding the collectibility of the Accounts Receivable. Seller notes that the name "Dac Technologies of America, Inc." has not been trademarked by Seller and Seller makes no warranty or representation regarding rights to the name "Dac Technologies of America, Inc." or other Intangible rights, if any, other than noting that Seller has used the name "Dac Technologies of America, Inc." as its corporate and business name since its inception and has not received any notice of infringement from any third party with respect to the use of such name.

         1.2 No Liabilities Assumed. Except as specifically set forth in this Agreement, Purchaser shall not assume any obligations or liabilities of any nature of Seller, and the parties acknowledge their intent that Purchaser shall not be deemed a "successor corporation" to the Seller for any purpose.


                                                ARTICLE II
                                              PURCHASE PRICE

     2.1 Consideration for Purchased Assets. As consideration for the conveyance of the Purchased Assets, and representations, warranties, covenants and agreements set forth in this Agreement by Seller, Purchaser shall pay and deliver to Seller, or otherwise pay or agree to pay the following as the purchase price of the Purchased Assets ("Purchase Price"), payable as follows:

     (a) Cash at Closing. No cash will be required to be paid by Purchaser at closing.

     (b) Assumption of the Mercantile Notes. The Purchaser shall assume or pay the balance (principal and accrued interest) of those promissory notes dated May 27, 1998 of the Seller due Mercantile Bank of Arkansas (the "Mercantile Notes") at Closing. Seller warrants that the sum of the outstanding balance due on the Mercantile Notes at Closing shall not be greater than $238,688.10, plus accrued interest of $3,991.20.

     (c) Assumption of CIT Group/Commercial Services, Inc. ("CIT") Factoring Agreement. The Purchaser shall assume all obligations of the Seller under the Seller's CIT Factoring Agreement dated April 10, 1995, including any amendments thereto. This assumption also includes the outstanding loan balance due to CIT, that Seller warrants that the sum shall not exceed $292,657.76 at Closing.

     (d) Assumption of Accounts Payable, Tax Payables and Payroll Tax Payables. The Purchaser shall assume or pay the balance, at Closing, of the accounts payable, personal property taxes and payroll tax payables which are currently due and have been incurred in the normal course of business of the Seller (collectively, the "Accounts Payable"), including, without limitation, the payables listed on Exhibit "E" attached hereto and incorporated herein by reference.

                                               ARTICLE III
                                     ADDITIONAL COVENANTS OF PARTIES

     3.1 Use of Corporate Name. The Seller hereby agrees to discontinue use of the name "Dac Technologies of America, Inc." in the operation of its business. Seller shall operate under some "doing business as" name that is not any derivative of same. Seller agrees to change its corporate name or otherwise provide whatever assistance is necessary for the Purchaser to operate in the State of Arkansas as "Dac Technologies of America, Inc.".

     3.2 Indemnity For Assumed Liabilities. Purchaser agrees to fully, timely and properly pay all of the Assumed Liabilities and to indemnify and hold Seller harmless from and against any and all claims in respect hereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to the Purchaser as follows:

     (a) Organization and Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power to carry on its business as now conducted. Neither the character or location of the assets owned by the Seller, nor the nature of the business transacted by it requires it to be qualified to do business as a foreign corporation in any other jurisdiction.

     (b) Subsidiary. No assets reflected in Seller's books and records as being owned by Seller and used by Seller in its trade or business are owned by a subsidiary or affiliated party.

     (c) Title to Personal Properties. Except as otherwise noted on Exhibit "A", the Seller is in actual or constructive possession of all of the personal property which in the exercise of its reasonable business judgment it deems necessary for the operation of its business as presently conducted. Seller has good and marketable title to all of the personal property purported to be owned by it, including without limitation, all personal property reflected on the attached Exhibit "A", free and clear of all liens, encumbrances and restrictions, including any conditional sale or other title retention agreement, save and except any lien securing the Mercantile Notes and any rights, lien and security interest in favor of CIT.

     (d) Tax Matters. The parties acknowledge that Purchaser is assuming currently due employment taxes and personal property taxes that are delinquent. The Seller has, to the best of its knowledge, filed all tax returns and reports required to be filed by it with the appropriate authorities. With the exception of current year ad valorem taxes, there are no liens with respect to any tax liability, including liens for which notice has not been filed.

     (e) Other Agreements. Other than the Mercantile Notes, to the knowledge of the Seller, there are no material agreements, notes, mortgages, leases, permits, orders, judgments, or decrees to which the Seller is a party or by which it is bound, which contain any provision which would be violated or contravened by, or which would cause acceleration of any material obligation of the Seller as a result of, or which would cause or permit the forfeiture of any material right or benefit of the Seller by reason of, the execution or performance of this Agreement by the Seller.

     (f) Litigation. Except as otherwise noted on the Schedule of Litigation attached hereto as Exhibit "F", to the knowledge of Seller, there are no claims, actions, suits, proceedings or investigations pending against or affecting the Seller, or its assets or properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. To the knowledge of Seller, the Seller is not subject to any adverse continuing court or administrative order, writ, injunction or decree applicable to it or to any of its assets, business or property.

     (g) Investigations. The Seller is currently undergoing an Internal Revenue Service audit of its 1996 federal income tax return. In so much as the Seller is an S-Corp for federal income tax purposes, the outcome of said audit will not affect the assets, business or property of the Seller. To the knowledge of Seller, there are no other investigations, audits, or other proceedings threatened.

     (h) No Broker. The Seller is not a party to or in any way obligated under any contract or other agreement with any broker or finder with respect to, and there are no outstanding claims against Seller for, the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

     (i) Authority of the Seller. The execution, delivery and performance by the Seller of this Agreement and all other agreements contemplated herein to which the Seller will be a party, have been or will by the Closing be, duly authorized and approved by all requisite corporate action, including shareholder approval. The Seller shall, at or prior to Closing, deliver to Buyer copies of the written consents without a meeting of the Board of Directors and shareholders of Seller authorizing and approving the transactions contemplated herein, such copies to be certified by the Seller's Secretary as true and Correct. This Agreement and such other agreements are the valid and binding obligations of Seller and enforceable against it in accordance with their respective terms.

                                    ARTICLE V
                                   THE CLOSING

     5.1 Closing and Effective Date. Closing of this Agreement (the "Closing") shall be effective as of September 30, 1998 and shall occur at 2:00 pm on December 28, 1998, or at such other time and date as may be mutually agreed upon, in writing, by the parties hereto (the "Closing Date").

     5.2 Place of Closing. Closing shall occur at the offices of Treece Phillips LLP, 410 West Third, Suite D, Little Rock, Arkansas 72201, or at such other location as is agreeable to the parties hereto.

     5.3 Deliveries by Seller to Purchaser at Closing. At the Closing, in addition to those instruments described in Article I hereof, if any, Seller shall deliver or cause to be delivered to Purchaser the following executed instruments:

     (a) Bill of Sale and Warranty. A Bill of Sale in customary form reasonably acceptable to Purchaser's counsel to transfer to and perfect the title of Purchaser in and to all Personal Property, Receivables, Intangible Rights and Business Records.

     (b) Additional Documents. All such further customary instruments and documents as Purchaser may reasonably request to properly effect the conveyance, assignment or transfer to Purchaser of any Purchased Assets.

     5.4 Deliveries by Purchaser to Seller at Closing. At the Closing, Purchaser will deliver to Seller:

     (a) Purchase Price. The Purchase Price for the Purchased Assets; and

     (b) Additional Documents. All such further customary instruments and documents as Seller may reasonably request to properly effect this transaction and the payment of the Purchase Price.

                                   ARTICLE VI
                               BREACH AND DAMAGES

     6.1 Breach. Each of the covenants, representations and warranties set forth in this Agreement shall be continuous and shall survive the Closing and delivery of the Purchased Assets, provided the representations and warranties of the Seller set forth herein shall survive only for a period of twelve (12) months following the Closing Date, and shall expire except to the extent written notice of the claim is provided to Seller within twelve (12) months after the Closing Date. Except for a willful or intentional breach, Seller's maximum aggregate liability for breach of representation or warranty shall not exceed the Purchase Price.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Binding Agreement; Assignment. This Agreement and the right of the parities hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7.2 Sales or Transfer Taxes. Purchaser shall pay all sales and use taxes, if any, assessed in connection with the transactions contemplated herein and all transfer, recording or other such taxes or charges assessable on account of the transactions contemplated herein.

     7.3 Construction. Within this Agreement, the singular shall include the plural and plural shall include the singular, and any gender shall include the other gender, all as the meaning in the context of this Agreement shall require.

     7.4 Waiver of Compliance. The failure of the parties hereto to comply with any covenant or agreement herein or in any agreement attached hereto or referred to herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with any obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

     7.5 Entire Agreement. This Agreement, including the documents attached hereto or referred to herein contains the entire understanding of the parties with respect to the subject matter contained herein. There are no restrictions, promises, warranties, representations, covenants or undertakings other than as expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such matters.

     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

     7.7 Modification. No provisions of this Agreement or any agreement attached hereto or referred to herein may be waived, changes or modified or discharges, except by an agreement in writing signed by the party or parties against whom enforcement of such waiver, change or modification, by whom discharge, is sought.

     7.8 Headings. The headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     7.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement.

     7.10 Notices. Any notice, request, instruction or other document to be given hereunder to any party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested.

         IF TO SELLER:              c/o Bob Goodwin
                                    3905 W. 81st Street, Suite D
                                    Little Rock, AR  72209

         IF TO PURCHASER:           c/o Larry Legel
                                    5100 N. Federal Highway, Suite 409
                                    Fort Lauderdale, FL  33308

     7.11 Authority. Each of the undersigned personally warrant and represent their individual authority to sign this Agreement in such capacity as such signature is affixed hereto.

     7.12 Expenses. Seller and Purchaser shall each pay their, its or his own expenses, including, without limitation, counsel, accounting fees and expenses, incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein and the exhibits hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Little Rock, Pulaski County, Arkansas, on the dates indicated below, effective as of September 30, 1998.

                                            SELLER:

                                            DAC TECHNOLOGIES OF AMERICA, INC.

                                            BY:________________________________

                                            TITLE:_____________________________

                                            DATE OF EXECUTION:_________________


                                            PURCHASER:

                                            DAC TECHNOLOGIES OF AMERICA, INC.

                                            BY:________________________________

                                            TITLE:_____________________________

                                            DATE OF EXECUTION:_________________


                         EXHIBIT "A" - Personal Property

FINISHED GOODS INVENTORY                                     PARTS INVENTORY
                  Unit                      Extended                                                       Extended
Model#            Cost     #Units             Cost           Model #/Desc           Unit Cost   #Units       Cost

ALR 111           2.38     5,472            13,023.36        German voice IC's         1.70    10,432.00   17,734.40
ALR 112A          2.56     3,082             7,889.92
BA 755            3.60       396             1,425.60        MAK795 keypad             1.25     7,324.00    9,155.00
CHR792            0.40     2,968             1,187.20
DAB 196           2.88     1,632             4,700.16        SWA03 camlocks            1.00     1,414.00    1,414.00
                                                                                                           ---------
GBC 048           3.79       153               579.87                                                      28,303.40
                                                                                                           ---------
GUN 025           4.00     4,073            16,292.00
GWA 001           2.97    19,475            57,840.75
GWA 001           3.78     5,582            21,099.96
HCA 001           2.35     1,112             2,613.20
KAL 201           2.40     1,788             4,291.20
LHL 096           1.15     1,266             1,455.90
NBF 21B           2.82     2,750             7,755.00
NBF 21Y           2.82       428             1,206.96
PS 002            1.47        86               126.42
MA 795           11.58       298             3,450.84
MMA 068           2.85     1,430             4,075.50
MSC 038           5.07       609             3,087.63
PHR 793           0.69     3,876             2,674.44
PRO 015           3.00     1,222             3,666.00
RFA 028           7.26       348             2,526.48
RFC 018           3.41       281               958.21
RMC 795           3.09       192               593.28
RMC 03R           3.00       282               846.00
RVC 002           2.92        10                29.20
SAS 200          32.91       180             5,923.80
SWA 03            6.41       420             2,692.20
SWA03R           11.00        36               396.00
SBA 101           2.57    34,155            87,778.35
SBT 102           5.01     2,626            13,156,26
TEM 496           9.37         3                28.11
TCA 396          23.80       102             2,427.60
TCA 396N         17.60        29               510.40
TVP  095          1.10         0                 0.00
WWM 296           1.40     9,444            13,221.60
CTP 101           1.09       270               294.30
CTP 106           0.76       255               193.80
FSZ 101           2.43       680             1,652.40
KAD 212           1.19       140               166.60
KAS 101           6.10       180             1,098.00
SWD 112           1.09       990             1,079.10
SWD 106           0.76        90                68.40
Seat Belt         2.43        87               211.41
SWS 101           2.43        40                97.20
AAD               6.06       140               848.40
TVP 6 ct coui     0.76       810               615.60
NBF 6 ct cou     0.76        835               634.60
Generic 6 ct      0.76       910               691.60
30 ct Pepper      3.00       385             1,155.00
Reserve for obsolesence                    (33,363.70)
                                        -------------
                                          (264,972.11)

                        EXHIBIT "A" - Personal Property

Furniture & Fixtures
                                               Cost           Accum Depr          NBV
     7/1/93 Furniture                         4,483            2,352             2,131
                                              -----
     1/1/94 Conference table & chairs         1,580
     1/1/94 Computer                          2,598
     2/1/94 Desk/chairs                       3,589
     4/1/94 Fax machine                        496
     7/1/94 (2) warehouse fans                1,129
     7/1/94 Trade Show display                6,848
     7/1/94 Trade Show display               33,409
    10/1/94 Laser printer                       635
    11/1/94 Office chairs                       625
                                             ------
            1994 additions                   50,909           21,636            29,273
                                             ------

     7/1/95 Computer & equipment                969
     7/1/95 Trade Show Display               12,539
     7/1/95 Furniture                        19,733
                                             ------
            1995 additions                   33,241           10,803            22,438
                                             ------

    1/31/96 Trade Show Display                2,065
     4/3/96 Horizon phone system              1,250
    5/24/96 Computer                            800
    11/1/96 Trade Show Display                2,709
                                             ------
            1996 additions                    6,824            1,535             5,289
                                             ------

     3/6/97 Computer                            450
     3/6/97 Office furn/desk                    737
                                             ------
            1997 additions                    1,187              103             1,084
                                             ------           ------
                9/30/98                      96,644           36,429            60,215
                                             ------           ------

Molds

     3/18/94 Key Alet                         3,000
     3/18/94 Silicone rubber keypad           1,818
      5/4/94 12 keyboard alarm                4,700
     5/13/94 4 cavity mold                    8,000
     8/29/94 New Key Alert                    7,885
     8/29/94 Modigy old Key Alert             1,282
    10/24/94 Bike Alert                       9,060
    10/24/94 GWA 001                          5,345
             Other                            3,669
                                             ------
             1994 additions                  44,759           19,023            25,736
                                             ------

     3/27/95 NBF                              9,000
     4/25/95 SWAT                            22,100
     4/25/95 TVP 095                          1,900
     4/25/95 GUN 025                         11,975
      6/9/95 AAD                             10,600
     8/21/95 Strobe mockups                   4,455
     8/21/95 PRO 015                          4,880
    11/10/95 Motion alarm                    16,400
    11/24/95 Strobe alarms                    3,955


                                               Cost           Accum Depr          NBV
    11/24/95 MMA 068                          1,283
    11/28/95 SGA028                           3,335
    11/28/95 MMA 068                          4,525
    12/22/95 TCA                             13,638
                                             ------
             1995 additions                 108,046           35,115            72,931

     1/29/96 WWM 296                          2,225
     2/26/96 RFC                              3,750
             DAB 196                          1,425
     4/22/96 TCA                             14,350
     4/24/96 GBC 038                          2,475
     5/23/96 MSC 038                          4,400
                                             ------
             1996 additions                  28,625            6,441            22,184

     1/17/97 CHR792                           5,500
     3/11/96 TEM496                           3,900
     4/17/97 RFA028                           6,750
      5/5/97 CHR792                           3,300
     5/16/97 LHL096                           3,510
     5/22/97 CHR792                           2,200
     6/23/97 LHL 096                          2,340
                                             ------
             1997 additions                  27,500           3,438             24,062
                                             ------

             SWA03R                           9,000
             New KAL 201                      8,125
             CHR792                          12,014
             PHR793                           3,448
             GL001                           13,075
                                             ------
             1998 additions                  45,662            1,221            44,441
                                             ------           ------           -------
             9/30/98                        254,592           65,238           189,354
                                             ------           ------           -------

Display dies, artwork
      7/1/94 1994 additions                  16,212            6,890             9,322
                                             ------

      7/1/95 1995 additions                  12,684            4,121             8,563
                                             ------

      1/3/97                                    865
     1/30/97                                  2,535
                                             ------
             1997 additions                   3,400              425             2,975
                                             ------

             Sterling Container              14,159
             Diversified Graphics             4,585
                                             ------
             1998 additions                  18,744              703            18,041
                                             ------           ------            ------
               9/30/98                       51,040           12,139            38,901
                                             ------           ------            ------

                           EXHIBIT B - Receivables


Cust       Customer Name                      Current          31 to 60       61 to 90          Over 90         Total
No.                                                                Days           Days            Days
------------------------------------------------------------------------------------------------------------------------
30050      CSK Auto, Inc.                                                                      16,072.49-     16,072.49-
30055      Spy Headquarters                   1,014.87                                                         1,014.87
------------------------------------------------------------------------------------------------------------------------
40001      Wal Mart Stores                   91,869.51         23,459.10       16,485.60        1,145.11     132,959.99
40005      Samples                               41.75                                            117.11         158.86
50037      Fry's Electronics, Inc. V#12012    5,068.62          2,843.16           54.72          143.04       8,109.54
------------------------------------------------------------------------------------------------------------------------
50485      Trader Sports                                                                           63.00-         63.00-
60100      Phoenix Systems, Inc.                797.55                                                           797.55
90315      Airpress USA, Inc.                 7,084.35         12,035.60                                      19,119.95
------------------------------------------------------------------------------------------------------------------------
90600      Jair Electronics Corp.                                                               1,638.72       1,638.72
90645      Discount Auto Parts                6,674.58          7,323.84        4,401.54                      18,399.96
90685      RES Marketing, Inc.                  179.65                                                           179.65
------------------------------------------------------------------------------------------------------------------------
90690      Home Shopping Network              8,820.00                                                         8,820.00
100090     Bud K Worldwide, Inc.                                                    4.34-                          4.34-
100125     GLOBALEX International, Inc.                                                           588.25         588.25
------------------------------------------------------------------------------------------------------------------------
110030     USC International                    182.28                                                           182.28
120035     CPC                                  418.75                                            185.40         604.15
130080     Walgreen Co. V#102061              6,229.88          2,721.60        1,094.40                      10,045.88
------------------------------------------------------------------------------------------------------------------------
130205     Faber Brothers                     2,701.44                                                         2,701.44
130290     Regent Products Corp.                                                                2,900.68       2,900.68
160015     Payless Cashways, Inc.                                                               2,590.44-      2,590.44-
------------------------------------------------------------------------------------------------------------------------
160025     WestWood Animal Hospital                                                               107.11         107.11-
160045     Peavey Performance Systems           287.00                                                           287.00
170045     Jefferson Place                      318.54                                                           318.54
------------------------------------------------------------------------------------------------------------------------
170050     Faughteroy Supply, Inc.              224.54                                                           224.54
170055     National Supply Co.                1,069.20             396.00       1,108.80                       2,574.00
200065     Live Safe America                    159.73                                            396.80-        237.07-
------------------------------------------------------------------------------------------------------------------------
200100     Sinai Hospital of Baltimore                           1,148.16                         806.16         288.00
210007     Serv-U Stores, Inc.                  147.73                                                           147.73
210140     JCNL Marketing                     1,434.24                                                         1,434.24
------------------------------------------------------------------------------------------------------------------------
220001     Kmart Corporation                  6,588.00           4,617.00                                     11,205.00
220280     APAC Paper & Packaging Corp        1,043.00           1,415.00         596.00        1,490.55       1,563.95
220290     S. Abraham & Sons, Inc.               67.89                                                            67.89
------------------------------------------------------------------------------------------------------------------------
230001     Personal Security Products, Inc.     841.12                                                           841.12
230007     Target V# 184940601                3,114.99             618.72         694.87           59.64       4,511.22
230140     Damark International, Inc.         1,845.04              41.64         234.32                       2,121.00
------------------------------------------------------------------------------------------------------------------------
250013     Western Auto Supply Co.            8,718.48           9,291.60       3,967.02        8,749.78      30,726.88
290001     National Safety Equip Outlet                                                           288.00-        288.00-
320355     B & F Johnstone Supply                                  478.08                                        478.08
------------------------------------------------------------------------------------------------------------------------
320365     Electronic Distributions, Inc.       972.12           1,244.16                                      2,216.28
330043     Lowe's Companies, Inc.                                                                 744.08         744.08
350140     The Calder Corp. DIP #95B44080     2,541.85             378.96                           0.02-      2,920.79
380007     Jade Distributions                                                                     618.22         618.22
380110     Electronic & More                                                                      800.98-        800.98-


                            EXHIBIT B - Receivables

Cust       Customer Name                      Current          31 to 60       61 to 90       Over 90         Total
No.                                                                Days           Days          Days
----------------------------------------------------------------------------------------------------------------------

380165     Pep Boys                           7,772.52        7,114.56        7,128.60     6,224.52      28,240.20
----------------------------------------------------------------------------------------------------------------------
380290     Manor Care Health Kingston Ct        129.76                                                      129.76
420065     Pilot Corporation                                                               1,224.64-      1,244.67-
420115     Orqill Brothers & Co.                                                           1,334.92       1,334.92
----------------------------------------------------------------------------------------------------------------------
430139     Army/Air Force Exc  V#15804110                                                    239.04-        239.04-
430405     Centex Life Solutions, Inc.          217.50                                                      217.50
460050     Hechinger/HQ Warehouse                           15,783.44                        317.16      16,100.60
----------------------------------------------------------------------------------------------------------------------
530065     Entreprix Import/Export           12,791.16       6,655.68                                    19,446.84
530185     Sumex, S.A.                                                                       252.91-        252.91-
430205     L "EXEMPLAIRE                                                                     318.40         318.40
-----------------------------------------------------------------------------------------------------------------------
                                            __________    ___________     ___________     __________    __________
Account Set (111111)                        181,238.04      97,759.56       35,721.53      2,045.07-    312,674.06

----------------------------------------------------------------------------------------------------------------------
 40003     Nursing Homes (Non-recurring)      1,297.91         515.94          153.88        123.85       2,091.58
 40004     Retail                               158.77                         281.72                       440.49
 50850     Uninet, Inc.                                                                      808.20         808.20
----------------------------------------------------------------------------------------------------------------------
 90675     Int'l Electronics & Gifts, Inc.                                                   322.24         322.24
160070     Nema Schneider                                                                    430.08         430.08-
220250     Department of Correction           1,844.00                                                    1,844.00
----------------------------------------------------------------------------------------------------------------------
320025     New York Police Supply                              956.16        1,052.94                     2,009.10
380210     Manor Care North                     123.97         123.97                                       247.94
380310     Help Fight Crime America             652.32         652.32        1,388.85                     2,693.49
----------------------------------------------------------------------------------------------------------------------
430310     A & A International Inc.          12,331.20           0.32                                    12,331.52
490095     Beverly Health & Rhab                                                              77.97-         77.97-
540075     PTA                                                                               154.00-        154.00-
----------------------------------------------------------------------------------------------------------------------
                                             ___________   ____________    _____________    _______    _____________
Account Set (111112)                         16,408.17       2,248.71        2,877.39        592.24      22,126.51

----------------------------------------------------------------------------------------------------------------------
                                            ___________   ____________    _____________   ___________  ___________
Report Total                                197,646.21     100,008.27       38,598.92      1,452.83-    334,800.57
                                            ===========   ============   ==============   ===========  ===========
----------------------------------------------------------------------------------------------------------------------
                                                 59.03%         29.87%          11.53%         0.42-%

    c: indicates over credit limit.
----------------------------------------------------------------------------------------------------------------------
     2 accounts sets
    65 customers printed


                       EXHIBIT "C" - Miscellaneous Assets

Employee Advances

     John Collins                         1,077.88
     Deborah Grizzell                       300.00
                                          ________

                                          1,377.88
                                          ________



Prepaid Expenses

     Union Standard Insurance             2,521.75
     Electronic Art                       1,669.99
     Dailey Planet                        1,380.83
     Postage                                250.00
                                          ________

                                          5,822.57
                                          ________


Patents & Trademarks

     Patent No. Des. 375,342
     Patent No. Des. 365,774
     Patent No. Des. 355,863
     Patent No. 5,475,368
     Patent No. 371,086                  __________
                Total Cost               32,970.00
     Accumulated amortization            (4,912.94)
                                         __________
     Net Book Value                      28,057.06
                                         __________

Trade Accounts receivable-Reverse for bad debts
                                        (26,315.32)
                                        ___________

                             EXHIBIT D - CONTRACTS

(1)  CIT Agreement

(2) All vendor agreements/contracts with existing customers, such as, but not limited Wal Mart, Kmart, Walgreens, etc.

(3)  All contracts/agreements with manufacturing sales representatives.

(4) Contracts with Seller's manufacturers, Uni-skit Technologies, Inc., Uni-Tat International, Inc., Taico Design Products, Inc.

                         EXHIBIT "E" - Accounts Payable

Trade Accounts Payable

Vendor                                 Amount
--------------------------          -----------

ADT Security                            133.17
AP&L                                    426.40
American Express                     23,011.58
Arkansas Packaging                      125.29
All Type Printing                       659.86
Arkansas Toner                           95.51
Business World                          808.38
BFI                                      77.37
Diversified Graphics                    313.68
Enviro Pac                            1,000.00
Bob Goodwin VISA                      1,695.25
Harbinger                               660.00
Edward McNutt                         2,357.82
Pulaski Cty Tax Coll                  2,719.52
Quick Response                          411.75
RPS                                   3,099.54
SW Bell                                 803.87
Sino Container                        1,129.51
Telco Communications                  2,068.76
Taico Designs                        45,947.02
Watkins Motor Lines                   4,386.04
SKIT                                279,450.30
SKIT                                 88,917.03
Uni-Tat                              14,710.00
                                   ____________

                                    475,007.65
                                   ------------


     Accured Interest Payable

          Mercantile Bank             3,991.20
          Internal Revenue Service   14,113.72
          State of Arkansas           9,207.67
                                    ___________
                                     27,312.59
                                    -----------

     Property Taxes
          Pulaski County Arkansas     3,500.00
                                    -----------

     Payroll Tax Payables

          IRS 941 Taxes              43,971.01
          State of Arkansas          17,538.28
          Unemployment Taxes          6,108.41
                                    ___________
                                     67,617.70
                                    -----------

                             EXHIBIT F - Litigation



NONE